UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205499

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2008

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

205 West 39th Street, 16th Floor, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On September 24, 2008, Enliven Marketing Technologies Corporation (the “Company”), held a special meeting of stockholders at which the stockholders of the Company approved the proposal to adopt the Agreement and Plan of Merger by and among DG FastChannel, Inc., a Delaware corporation, DG Acquisition Corp. VI., a Delaware corporation and a wholly owned subsidiary of DG FastChannel, Inc., and the Company, dated as of May 7, 2008, as amended by Amendment No. 1 dated as of September 4, 2008 (the “Merger Agreement”), and the merger contemplated thereby (the “Merger”). Approximately 99.5 percent of the shares of Company common stock voting on the proposal were voted in favor of the adoption of the Merger Agreement, representing approximately 77.5 percent of the issued and outstanding shares of Company common stock as of the close of business on August 7, 2008, the record date for the special meeting of stockholders. Closing of the Merger is scheduled for early October, 2008, subject to satisfaction or waiver of the closing conditions set forth in the Merger Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLIVEN MARKETING TECHNOLOGIES
CORPORATION

/s/ Andrew J. Graf
Andrew J. Graf
Secretary

Dated: September 25, 2008